UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): February 19, 2026

Select Water Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38066	81-4561945
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1820 North I-35 Gainesville, Texas	76240
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (940) 668-1818

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	WTTR	New York Stock Exchange NYSE Texas, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure

On February 19, 2026, the Company issued a press release announcing that, subject to market conditions, it intends to conduct an underwritten public offering (the “Offering”) of $175.0 million of its Class A common stock, par value $0.01 per share (“Class A Common Stock”), pursuant to a registration statement on Form S-3 (File No. 333-293586) filed with the U.S. Securities and Exchange Commission on February 19, 2026, which became automatically effective upon filing. In addition, the Company intends to grant the underwriters an option to purchase up to $26.25 million of additional shares of Class A Common Stock on the same terms and conditions as the Offering. A copy of the press release announcing the Offering is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information in this Current Report on Form 8-K under Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific referencing in such filing.

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Item 9.01	Financial Statements and Exhibits

(d)       Exhibits

EXHIBIT	DESCRIPTION
99.1	Press Release dated February 19, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECT WATER SOLUTIONS, INC.

Date: February 19, 2026	By:	/s/ Christopher K. George
Christopher K. George
Executive Vice President and Chief Financial Officer

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